Exhibit 99.1

BG Medicine Announces Proposed Underwritten Public Offering

WALTHAM, Mass. – August 12, 2015 – (NASDAQ: BGMD), BG Medicine, Inc., the developer of the BGM Galectin-3® Test, today announced that it intends to offer and sell equity securities in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners is acting as the sole manager for the offering.

The Company is offering Series A units, consisting of common stock and warrants. The Company is also offering Series B units, in lieu of Series A units, to those purchasers whose purchase of additional Series A units in the offering would result in the purchaser beneficially owning more than 9.99% of the Company’s outstanding common stock following the completion of the offering. The Series B units will consist of fully pre-funded warrants to purchase one share of common stock and warrants.

The company expects to use net proceeds from the proposed offering for its support of the U.S. launch of the first automated test for galectin-3, support of its automated partners in the development and commercialization of additional automated tests for galectin-3, its proposed expansion of clinical claims and indications for galectin-3 testing, and other general corporate purposes, including, but not limited to, working capital, intellectual property protection, enforcement and in-licensing, capital expenditures and collaborations.

The securities are being offered by BG Medicine pursuant to an effective shelf registration statement (File No. 333-204307), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2015. A preliminary prospectus supplement, as well as a final prospectus supplement, relating to and describing the terms of the offering will be filed with the SEC, each of which will form a part of the effective registration statement. When available, copies of the preliminary and final prospectus supplements relating to these securities may be obtained by visiting the SEC’s website at www.sec.gov or from Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful. The shares of common stock and warrants may only be offered by means of a prospectus.

About BG Medicine

BG Medicine, Inc. (BGMD), the developer of the BGM Galectin-3® Test, is focused on the development and delivery of diagnostic solutions to aid in the clinical management of heart failure and related disorders. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.BG-Medicine.com.

The BG Medicine Inc. logo is available for download here.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors”

contained in the prospectus relating to this offering. All information in this press release is as of the date of the release and should not be relied upon as representing our views as of any subsequent date. BG Medicine disclaims any obligation to update the information contained in this press release as new information becomes available.

CONTACT: Stephen Hall, EVP & Chief Financial Officer, (781) 890-1199